                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             NATIONWIDE MUTUAL FUNDS
                             -----------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                       N/A
                                       ---
     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:___________

2)   Aggregate number of securities to which transaction applies:___________

3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)   Proposed maximum aggregate value of transaction:

5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party:

4)   Date Filed:

From:  Bill  Jackson,  Senior  Vice  President,   Retirement  Plans,  Nationwide
Financial Services, Inc. Re: Gartmore Funds Shareholder Proxy Vote

Dear Shareholder,

Your immediate attention is requested!

Gartmore  Mutual  Funds (now known as  Nationwide  Mutual  Funds)  continues  to solicit  shareholder  approval of the proposals in  connection  with the sale of
Nationwide  Fund  Advisors  (formerly  Gartmore  Mutual Fund  Capital  Trust) to
Nationwide  Financial  Services.  These  proposals  require  your  vote on a new investment advisory agreement (and subadvisory agreement for certain funds) as a
result  of  the  transaction  between  Nationwide   Corporation  and  Nationwide
Financial Services that closed on April 30, 2007. The transaction resulted in an
"assignment" of the investment advisory agreement,  and, in order to ensure that
the  provision  of  investment   advisory   services  to  the  Funds  continues,
shareholders are being asked to approve the new investment advisory agreement.

If you have already voted, we thank you for your participation.

If you have not yet voted,  please cast your ballot(s)  immediately.  Every vote counts.  If you do not have  your  proxy  card,  please  call  877-333-2303  for assistance.

Voting may be conducted  in any of the  following  three ways,  please have your control number, which is located on the proxy card, available:

     o    Vote  by  speaking  to a  proxy  voting  specialist:  Dial  toll-free,
          877-333-2303,  and a  representative  from  ADP will  assist  you with voting  your  shares and answer any of your  proxy-related  questions.
          Representatives  are available  Monday-Friday,  9 a.m. to 9 p.m. (EDT)
          and Saturday, 10 a.m. to 6 p.m. (EDT).

     o    Vote by touch-tone  telephone:  Dial the toll-free  touch-tone  voting number listed on your proxy card,  enter the control number printed on your proxy card, and follow the simple instructions.  Telephone voting is  available  toll-free,  24 hours a day, 7 days a week.  If you have received  more than one proxy card,  you can vote each card during the same call; each card has a different control number.

     o    Vote via the  Internet:  Go to the website  listed on your proxy card, enter the control  number  printed on your proxy card,  and follow the simple  instructions.  If you have  received more than one proxy card, you can vote  each  card on the  website;  each  card has a  different control number.

If you have lost your proxy card or have any  proxy-related  questions,  contact the Funds' Proxy Client Service Center: 877-333-2303.

If you  would  like  additional  information  pertaining  to your  Funds,  visit
www.nationwidefunds.com.

            YOUR VOTE IS IMPORTANT SO PLEASE VOTE YOUR SHARES TODAY!

                      IMPORTANT INFORMATION REGARDING YOUR
                    MUTUAL FUND INVESTMENT AS OF MAY 3, 2007

THE  SHAREHOLDER  MEETING  ORIGINALLY  SCHEDULED  FOR  APRIL  23,  2007 HAS BEEN
ADJOURNED  FOR THE MUTUAL  FUND(S) YOU ARE INVESTED IN. AS A RESULT,  THE VOTING
PERIOD HAS BEEN EXTENDED.

YOUR VOTE IS EXTREMELY IMPORTANT!

PLEASE CALL 877-333-2303 TO VOTE YOUR SHARES TODAY.

From: John Grady, president and chief executive officer
Re: Gartmore Funds Shareholder Proxy Vote

Dear Shareholder,

Your immediate attention is requested!

Gartmore  Mutual  Funds (now known as  Nationwide  Mutual  Funds)  continues  to solicit  shareholder  approval of the proposals in  connection  with the sale of
Nationwide  Fund  Advisors  (formerly  Gartmore  Mutual Fund  Capital  Trust) to
Nationwide  Financial  Services.  These  proposals  require  your  vote on a new investment advisory agreement (and subadvisory agreement for certain funds) as a
result  of  the  transaction  between  Nationwide   Corporation  and  Nationwide
Financial Services that closed on April 30, 2007.

If you have already voted, we thank you for your participation.

If you have not yet voted,  please cast your ballot(s)  immediately.  Every vote counts.  If you do not have  your  proxy  card,  please  call  877-333-2303  for assistance.

Voting may be conducted  in any of the  following  three ways,  please have your control number, which is located on the proxy card, available:

     o    Vote  by  speaking  to a  proxy  voting  specialist:  Dial  toll-free,
          877-333-2303,  and a  representative  from  ADP will  assist  you with voting  your  shares and answer any of your  proxy-related  questions.
          Representatives  are available  Monday-Friday,  9 a.m. to 9 p.m. (EDT)
          and Saturday, 10 a.m. to 6 p.m. (EDT).

     o    Vote by touch-tone  telephone:  Dial the toll-free  touch-tone  voting number listed on your proxy card,  enter the control number printed on your proxy card, and follow the simple instructions.  Telephone voting is  available  toll-free,  24 hours a day, 7 days a week.  If you have received  more than one proxy card,  you can vote each card during the same call; each card has a different control number.

     o    Vote via the  Internet:  Go to the website  listed on your proxy card, enter the control  number  printed on your proxy card,  and follow the simple  instructions.  If you have  received more than one proxy card, you can vote  each  card on the  website;  each  card has a  different control number.

If you have lost your proxy card or have any  proxy-related  questions,  contact the Funds' Proxy Client Service Center: 877-333-2303.

If you  would  like  additional  information  pertaining  to your  Funds,  visit
www.nationwidefunds.com.

            YOUR VOTE IS IMPORTANT SO PLEASE VOTE YOUR SHARES TODAY!